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Exhibit 99.1

SEMCO ENERGY
28470 13 Mile Road Suite 300
Farmington Hills, MI 48334

FOR IMMEDIATE RELEASE

ANALYSTS CONTACT: THOMAS CONNELLY
Director of Investor Relations
Phone: 248-702-6000 Ext. 6240

MEDIA CONTACT: FRANCIS R. LIEDER
Phone: 810-987-2200 Ext. 4186
FAX: 810-989-4098
E-mail: francis.lieder@semcoenergy.com

SEMCO ENERGY COMPLETES PRIVATE DEBT ISSUANCE

        Farmington Hills, MI, May 22, 2003—SEMCO ENERGY, INC. (NYSE: SEN) announced today that on May 21, 2003 it completed an offering of an aggregate principal amount of $150 million of 7 1/8% senior unsecured notes due 2008 and an aggregate principal amount of $150 million of 7 3/4% senior unsecured notes due 2013 to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933, as amended, as previously disclosed by SEMCO on May 1, 2003. The offering was lead-managed by Credit Suisse First Boston LLC.

        Concurrent with the offering of the senior notes, SEMCO amended its existing bank credit facilities to renew the term of the credit facilities, to increase the amounts committed to $155 million and to amend certain terms and provisions, including but not limited to covenant relief to permit the note offering and allow additional financial flexibility for SEMCO.

        SEMCO has used part of the proceeds of the offering to retire an aggregate principal amount of $77 million of 8.95% Remarketable or Redeemable Securities due 2008 (the "ROARS"), of which an aggregate principal amount of $28 million remains outstanding. SEMCO intends to use the remainder of the proceeds to, among other things, redeem the remaining outstanding ROARS in accordance with their terms. SEMCO has also used the proceeds to repurchase all of its outstanding 8.00% Senior Notes due 2004, its 7.20% Senior Notes due 2007 and its 8.32% Senior Notes due 2024, pursuant to the terms of each such debt securities. Any remaining proceeds from the offering will be used to pay associated transaction fees, charges and expenses, and for working capital and general corporate purposes.

        SEMCO expects to expense approximately $24.7 million ($16.1 million net of taxes) of various transaction expenses at the time of the completion of the transactions described above and to amortize approximately $24.6 million over the life of the senior notes.

        The notes offered have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or solicitation of an offer to buy such notes.

        SEMCO ENERGY, Inc. distributes natural gas to more than 383,000 customers combined in Michigan, as SEMCO ENERGY GAS COMPANY, and in Alaska, as ENSTAR Natural Gas Company. It owns and operates business involved in natural gas pipeline construction services, propane distribution, intrastate pipeline and natural gas storage in various regions of the United States. In addition, it provides information technology and outsourcing services, specializing in the mid-range computer market.

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        This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates and projections of SEMCO Energy, Inc. and its subsidiaries (the "Company"). Statements that are not historical facts, including without limitation statements about the Company's outlook, beliefs, plans, goals and expectations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," estimate," "anticipate," "believe" or "continue" or the negatives of these terms or variations of them or similar terminology. These statements are subject to potential risks and uncertainties and, therefore, actual results may differ materially. The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

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SEMCO ENERGY COMPLETES PRIVATE DEBT ISSUANCE